UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 4, 2025
CADENCE DESIGN SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-15867	00-0000000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2655 Seely Avenue, San Jose, California 95134
(Address of Principal Executive Offices) (Zip Code)
(408) 943-1234
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CDNS	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On September 4, 2025, Cadence Design Systems, Inc., a Delaware corporation (“Cadence”), entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Hexagon Smart Solutions AB, a Swedish private limited liability company (“Seller”), to acquire Seller’s design and engineering business (the “Acquisition”).

Pursuant to the Purchase Agreement, upon consummation of the Acquisition (“Closing”), Cadence will pay to Seller aggregate consideration based on an enterprise value of €2.70 billion (the “Purchase Price”). Approximately €1.89 billion of the Purchase Price will be paid in the form of cash consideration, subject to customary purchase price adjustments in accordance with the Purchase Agreement. Cadence intends to fund the cash consideration through a combination of cash on hand and borrowings under existing debt facilities. Approximately €810 million of the Purchase Price will be paid in the form of newly issued shares of Cadence’s common stock, par value $0.01 per share (“Cadence Stock”). The number of shares of Cadence Stock to be issued (such shares, the “Stock Consideration”) will be determined using a per share value calculated as the average of the daily volume weighted average sale price per share (converted to the daily Euro spot rate) of Cadence Stock on Nasdaq for each of the 20 consecutive trading days ending on and including the third trading day immediately prior to the date of Closing.

Cadence intends to issue the Stock Consideration in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation S promulgated under the Securities Act. Cadence has also agreed to file a registration statement on Form S-3 promptly following Closing covering the resale of the Stock Consideration by Seller.

The Purchase Agreement contains representations and warranties, covenants, closing conditions and indemnities customary for acquisitions of this nature. The Acquisition includes substantially all of the subsidiaries and related assets comprising Seller’s design and engineering business. Among other conditions, Closing is conditioned on the expiration or termination of the applicable waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, and receipt of other required approvals under antitrust and foreign direct investment laws of certain other jurisdictions. Closing is expected to occur in the first quarter of 2026.

The Purchase Agreement also provides for customary termination rights for the parties, including the right to terminate the Purchase Agreement due to the failure to obtain required regulatory approvals on or prior to September 4, 2026 (subject to two three-month extensions, at Cadence’s election, until March 4, 2027, the “Outside Date”) or if a governmental authority has issued a final and non-appealable order or injunction prohibiting Closing. Under the Purchase Agreement, Cadence will be required to pay a reverse termination fee of up to €175 million (the “Reverse Termination Fee”) if the Purchase Agreement is terminated due to the failure to obtain required regulatory approvals on or prior to the Outside Date or following an injunction arising from certain antitrust or foreign investment laws.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which will be filed as an exhibit to Cadence’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2025.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of federal securities laws, including statements regarding the Purchase Agreement, the proposed Acquisition, the anticipated transaction timeline and Closing, funding of the cash consideration for the Acquisition and other statements using words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “will” and words of similar import and the negatives thereof. Forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, and which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements, including, among others: the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase Agreement or payment of the Reverse Termination Fee; failure by Cadence or Seller to satisfy any closing conditions of the Acquisition, including failure to obtain required regulatory approvals, in a timely manner or at all; failure to successfully integrate the business; changes in or failure to comply with legislation or government regulations or other legal requirements that could adversely affect the Acquisition or its parties; and macroeconomic and geopolitical conditions that could adversely affect the Acquisition or its parties.

For a detailed discussion of these and other cautionary statements related to Cadence’s business, please refer to Cadence’s filings with the Securities and Exchange Commission (the “SEC”), including its most recent Annual Report on Form 10-K, its subsequent Quarterly Reports on Form 10-Q and its other filings with the SEC, including future filings.

All forward-looking statements in this Current Report on Form 8-K are based on management’s expectations as of the date hereof and, except as required by law, Cadence disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 4, 2025

CADENCE DESIGN SYSTEMS, INC.

By:	/s/ John M. Wall
John M. Wall
Senior Vice President and Chief Financial Officer